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                                                                 EXHIBIT 99.1

PROXY                              CU BANCORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned appoints Stephen G. Carpenter, Ronald Parker and Paul Glass, as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated below, all the shares of common stock of CU Bancorp held of record by the undersigned as of June 6, 1996, at the 1996 Annual Meeting of Shareholders of CU Bancorp (the "Meeting") to be held on July 18, 1996, and any adjournment thereof.

 1. To approve the principal terms of the Agreement and Plan of Reorganization dated as of January 10, 1996, as amended on March 29, 1996, by and among CU Bancorp, California United Bank, National Association, Home Interstate Bancorp and Home Bank

                 / / FOR        / / AGAINST        / / ABSTAIN

 2. To amend the Bylaws of CU Bancorp to decrease the authorized number of Directors to not less than six and not more than eleven

                 / / FOR        / / AGAINST        / / ABSTAIN
 3. To elect as Directors the nominees set forth below:

      / / FOR ALL NOMINEES LISTED                                                     / / WITHHOLD AUTHORITY
       (Except as marked to the contrary). Discretionary authority to cumulate votes is granted.  To vote for all nominees.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, cross out the nominee's name).

         Kenneth L. Bernstein, Stephen G. Carpenter, Richard H. Close,
              Paul W. Glass, Ronald S. Parker and David I. Rainer.

 4. To approve the CU Bancorp 1996 Employee Stock Option Plan

                  / / FOR       / / AGAINST       / / ABSTAIN

 5. To ratify the appointment of Arthur Andersen LLP as CU Bancorp's Independent Accountants for the fiscal year ending December 31, 1996

                  / / FOR       / / AGAINST       / / ABSTAIN

 6. To amend the Bylaws of CU Bancorp effective at the effective time to increase the authorized number of Directors to not less than seven and not more than thirteen

                  / / FOR       / / AGAINST       / / ABSTAIN
 7. To approve the CU Bancorp Conversion Stock Option Plan
                  / / FOR       / / AGAINST       / / ABSTAIN

 8. To amend the CU Bancorp 1996 Employee Stock Option Plan, effective immediately following the effective time, to increase the number of shares of CU Stock which can be issued pursuant thereto
                  / / FOR       / / AGAINST       / / ABSTAIN
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                               (REVERSE OF CARD)

 9. To approve the CU Bancorp 1996 Restricted Stock Plan effective immediately following the effective time, to replace the CU Bancorp 1995 Restricted Stock Plan

                 / / FOR        / / AGAINST        / / ABSTAIN

10. To amend the CU Bancorp 1994 Non-Employee Director Stock Option Plan, effective immediately following the effective time

                 / / FOR        / / AGAINST        / / ABSTAIN

11. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting

   The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the notice of the Meeting and the joint proxy statement/prospectus accompanying said notice.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 through 11.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                                       -------------------------
                                                       Number of shares

                                                       Dated:             , 1996
                                                             -------------

                                                       -------------------------
                                                        (Signature of
                                                         Shareholder(s))

                                                       -------------------------
                                                        (Signature of
                                                         Shareholder(s))

                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.